Exhibit 99.1

CONTACT INFORMATION:

INVESTORS & MEDIA:
Julie Tracy
Sr. Vice President, Chief Communications Officer
Epocrates, Inc.
(609) 583-1464
jtracy@epocrates.com

Epocrates Reports 2011 First Quarter Financial Results

SAN MATEO, Calif. — May 10, 2011 — Epocrates, Inc. (NASDAQ: EPOC), a leading provider of mobile drug reference tools to healthcare professionals and interactive services to the healthcare industry, today reported financial results for its fiscal first quarter of 2011.  Epocrates’ net sales totaled $29.2 million in the first quarter of 2011 compared to $24.3 million in the same quarter of the prior year, an increase of approximately 20%.

Rose Crane, president and chief executive officer of Epocrates, Inc., commented, “With our first quarter results, we delivered a solid start to 2011 and continued to strengthen our leadership position at the point of care.  Our overall net sales growth was driven by a strong performance across both our subscription and interactive services businesses, which grew approximately 8% and 24%, respectively, versus the prior year quarter.  Notably, sales in our core pharmaceutical business, which include DocAlert® messages and virtual representative services, increased by over 40% during the first quarter of 2011 compared to the same quarter of the prior year.  These results reflect the growth in bookings that we saw in 2010 and the positive momentum we have generated from the investments we made to expand our product pipeline.”

For the first quarter ended March 31, 2011, net loss was $1.1 million compared to net income of $26,000 for the first quarter ended March 31, 2010.  For the first quarter ended March 31, 2011, net loss attributable to common stockholders was $1.4 million or $0.08 per share as compared to net loss attributable to common stockholders of $0.9 million or $0.12 per share the first quarter ended March 31, 2010.  Net loss attributable to common stockholders is calculated as net loss less the preferred stock dividend due to Epocrates’ preferred stockholders through February 1, 2011 (the date Epocrates completed its Initial Public Offering, or IPO).  Upon the completion of the IPO, the preferred stock was converted into common stock.  The increase in net loss for the quarter was primarily attributable to an increase in research and development investment and sales and marketing expenses related to the development of a new Epocrates EHR™ electronic health records platform and the development and launch of new interactive services offerings, an increase in salary and other personnel expenses related to the recent acquisition of Modality, Inc., an increase in non-cash stock-based compensation expense, increased amortization of intangible assets relating to Epocrates’ acquisitions in 2010 and one-time facilities exit costs.  The decrease in net loss attributable to common stockholders per share in the first quarter of 2011 compared to the same quarter in the prior year resulted from a higher number of shares outstanding due to the issuance of additional shares in Epocrates recently completed IPO.

Epocrates’ adjusted EBITDA, as defined in Epocrates’ final prospectus filed with the Securities and Exchange Commission in connection with its recent initial public offering, and in the GAAP to non-GAAP reconciliation provided later in this release, was $3.7 million, or 12.7% of revenue for the first quarter of 2011, compared to $3.8 million, or 15.6% of revenue, in the same period last year.  The decline in adjusted EBITDA as a percentage of revenue in 2011 was primarily attributable to the ongoing investment in the development of an EHR platform, launch of new interactive services offerings and an increase in salary and other personnel expenses related to Epocrates’ recent acquisition of Modality.

Cash, cash equivalents and short-term investments totaled $93.2 million as of the end of the first quarter of 2011.  Net cash generated by operating activities totaled $6.3 million in the first quarter of 2011.

Crane concluded, “With an expanded product portfolio that is driving both bookings and revenue growth, a strong cash flow profile and continued investment in our pipeline, we are pleased with our progress during the quarter.  We intend to build on our strong leadership position in point-of-care reference solutions by further leveraging the power of our broad physician network, expanding our interactive services opportunities and preparing for the launch of our innovative Epocrates EHR™ platform specifically targeted for solo and small physician practices.”

An investor presentation summarizing the company’s first quarter of 2011 results is available in the Investor Relations section of the Epocrates website at http://www.epocrates.com.

Outlook for Full-Year 2011

Epocrates continues to expect full-year 2011 net sales to be in the range of $122 million to $125 million, representing growth of 17% to 20% over full-year 2010.  Epocrates also continues to expect 2011 adjusted EBITDA of 16% to 17% of sales, or $19.5 million to $21.5 million.  This would represent an increase in adjusted EBITDA of 15% to 27% over the adjusted EBITDA reported in 2010.  In addition, full-year 2011 net income is expected to be in the range of $3.0 million to $4.0 million, and net income per diluted share is expected to be between $0.12 and $0.15, based on approximately 26.0 million shares outstanding.

Earnings Call Information

Epocrates will host a conference call today beginning at 8:30 a.m. Eastern Time to review its 2011 first quarter results and future outlook, followed by a question and answer session.

To participate in Epocrates’ live conference call and webcast, please dial 877-398-9481 (if dialing from within the U.S.) or 760-298-5095 (if dialing from outside the U.S.) using conference code 57711490 or visit the Investor Relations section of Epocrates’ website at http://www.epocrates.com.

A replay of the conference call will be available approximately two hours after the completion of the conference call by dialing 800-642-1687 (if dialing from within the U.S.) or 706-645-9291 (if dialing from outside the U.S.) using conference code 57711490.  The replay will be available for one week on the above number.  A webcast replay will also be archived on Epocrates’ website for approximately 12 months.

About Epocrates, Inc.

Epocrates, Inc. (NASDAQ: EPOC), developers of the #1 most used mobile medical app among U.S. physicians, creates point-of-care digital solutions that enhance the practice of medicine.

More than 1.3 million healthcare professionals, including 45 percent of U.S. physicians, use Epocrates to help improve patient care and practice efficiencies with its drug reference, educational and clinical apps.  The company also partners with the healthcare industry, including top pharmaceutical companies, to engage with its clinician network through effective, interactive services.  For more information about Epocrates, please visit www.epocrates.com/company.

Epocrates, Epocrates EHR and DocAlert are trademarks of Epocrates, Inc., in the U.S. and other countries.

Forward-Looking Statements

Statements contained in this press release under the heading “Outlook for Full-Year 2011” and in Ms. Crane’s quote regarding Epocrates continuing to build on its strong leadership position, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  Uncertainties and risks may cause Epocrates’ actual results to be materially different than those expressed in or implied by Epocrates’ forward-looking statements.  For Epocrates, particular uncertainties and risks include, among others:  unexpected delays in Epocrates delivering new products, such as its EHR, may occur, which would cause revenues not to be as Epocrates expects; market acceptance of new products may not be as Epocrates expects, which would cause revenues not to be as Epocrates expects; and the impact of competitive products and pricing may force Epocrates to decrease the price of its products.  More detailed information on these and additional factors that could affect Epocrates’ actual results are described in Epocrates’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2011.  Except as required by law, Epocrates undertakes no obligation to publicly update its forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement Epocrates’ condensed consolidated financial statements presented on a GAAP basis, Epocrates uses non-GAAP measures of gross profit, gross margin, operating income, operating income percentage, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses Epocrates believes appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future. These adjustments to current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Epocrates’ underlying operational results and trends and its marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with U.S. generally accepted accounting principles, or GAAP, and should be viewed as a supplement to—not a substitute for—results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by GAAP. Epocrates’ statement of cash flows presents its cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

Epocrates believes adjusted EBITDA is used by and is useful to investors and other users of its financial statements in evaluating its operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Epocrates believes that:

•                  EBITDA is widely used by investors to measure a company’s operating performance without regard to such items as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•                  investors commonly adjust EBITDA information to eliminate the effect of stock-based compensation expenses and other charges, which can vary widely from company to company and impair comparability.

Epocrates management uses adjusted EBITDA:

•                  as a measure of operating performance to assist in comparing performance from period to period on a consistent basis;

•                  as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;

•                  in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; and

•                  as a significant performance measurement included in its bonus plan.

The table below sets forth a reconciliation of net income (loss) to adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2011	2010
	(unaudited)	(unaudited)

Net income (loss)	$(1,125)	$26

Interest income	(28)	(20)
Interest expense	—	214
Building rent recorded as interest expense	—	(214)
Other expense (income), net	(2)	(2)
Provision for (benefit from) income taxes	(832)	270
Depreciation and amortization	992	721
Amortization of purchased intangibles	1,030	8
Stock-based compensation	2,807	1,533
Change in fair value of contingent consideration	301	1,214
Facilities exit costs	560	—

Adjusted EBITDA	3,703	3,750

The following tables set forth a reconciliation of gross profit, gross margin, operating income (loss), operating income (loss) percentage, net income (loss) and net income per share on a GAAP basis to a non-GAAP basis (in thousands, except percentages and per share information):

	Three Months Ended March 31, 2011
	Gross Profit	Gross Margin	Operating Income (Loss)	Operating Income (Loss) %	Net Income (Loss)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

GAAP	$19,787	68%	(1,987)	-7%	(1,125)

Amortization of purchased intangibles	1,030		1,030		1,030
Stock-based compensation	107		2,807		2,807
Change in fair value of contingent consideration	—		301		301
Tax adjustment (1)	—		—		(1,726)

Non-GAAP	$20,924	72%	$2,151	7%	$1,287

Non-GAAP - Diluted net income per share					$0.06

Shares used to compute diluted net income per share- GAAP basis					17,839
Add: Dilutive effect of outstanding unexercised options and restricted stock units and conversion of preferred stock warrant into common stock warrant					2,307
Shares used to compute diluted net income per share- Non GAAP basis					20,146

	Three Months Ended March 31, 2010
	Gross Profit	Gross Margin	Operating Income	Operating Income %	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

GAAP	$17,084	70%	488	2%	26

Amortization of purchased intangibles	8		8		8
Stock-based compensation	69		1,533		1,533
Change in fair value of contingent consideration	—		1,214		1,214
Tax adjustment (1)	—		—		(981)

Non-GAAP	$17,161	71%	$3,243	13%	$1,800

Non-GAAP - Diluted net income per share					$0.09

Shares used to compute diluted net income per share- GAAP basis					7,415
Add: Dilutive effect of outstanding unexercised options and restricted stock units					1,621
Add: Dilutive effect of conversion of outstanding shares of our preferred stock into common stock and conversion of preferred stock warrant into common stock warrant					11,095
Shares used to compute diluted net income per share- Non GAAP basis					20,131

(1)The Non-GAAP net income reflects a provision for income tax of 41%, which is Epocrates’ projected long-term tax rate.

EPOCRATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

( In thousands, except per share information)

	Three Months Ended March 31,
	2011	2010
	(unaudited)	(unaudited)

Subscription revenues	$6,209	$5,754
Interactive services revenues	22,968	18,582
Total revenues, net	29,177	24,336

Cost of subscription revenues	2,043	1,805
Cost of interactive services revenues	7,347	5,447
Total cost of revenues (1)	9,390	7,252

Gross profit	19,787	17,084

Operating expenses (1):
Sales and marketing	8,311	6,838
Research and development	6,345	4,519
General and administrative	6,257	4,025
Change in fair value of contingent consideration	301	1,214
Facilities exit costs	560	—
Total operating expenses	21,774	16,596

Income (loss) from operations	(1,987)	488

Interest income	28	20
Interest expense	—	(214)
Other income/ (expense), net	2	2

Income (loss) before income taxes	(1,957)	296

Benefit from (Provision for) income taxes	832	(270)

Net income (loss)	(1,125)	26

Less: 8% dividend on preferred stock	294	881

Net loss attributable to common stockholders - basic and diluted	$(1,419)	$(855)

Net loss per common share - basic and diluted	$(0.08)	$(0.12)

Weighted average common shares outstanding - basic and diluted	17,839	7,415

(1)  Includes stock-based compensation in the following amounts, as applicable:

Cost of revenues	107	69
Sales and marketing	747	395
Research and development	391	359
General and administrative	1,562	710

EPOCRATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2011	December 31, 2010
	(unaudited)	*
Assets

Current assets:
Cash and cash equivalents	$77,419	$35,987
Short-term investments	15,756	18,697
Accounts receivable, net	21,381	21,101
Deferred tax asset	4,971	4,971
Prepaid expenses and other current assets	5,451	3,548
Total current assets	124,978	84,304

Property and equipment, net	10,248	8,757
Deferred tax asset, long-term	779	779
Goodwill	19,079	19,079
Other intangible assets, net	10,408	11,438
Other assets	334	2,859

Total assets	$165,826	$127,216

Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$2,699	$3,635
Deferred revenue	50,927	46,164
Other accrued liabilities	9,823	9,251
Total current liabilities	63,449	59,050

Deferred revenue, less current portion	7,939	8,732
Contingent consideration	15,317	15,016
Other liabilities	1,815	1,913
Total liabilities	88,520	84,711

Mandatorily redeemable convertible preferred stockholders	—	73,342

Stockholders’ equity (deficit):
Common stock at par	23	8
Additional paid-in capital	121,164	11,911
Accumulated other comprehensive loss	(1)	(1)
Accumulated deficit	(43,880)	(42,755)
Total stockholders’ equity (deficit)	77,306	(30,837)

Total liabilities, mandatorily redeemable convertible preferred stock, and stockholders’ equity (deficit)	$165,826	$127,216

*      The balance sheet at December 31, 2010 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

EPOCRATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2011	2010
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income/ (loss)	$(1,125)	$26
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	2,807	1,533
Depreciation and amortization	992	721
Amortization of intangible assets	1,030	8
Allowance for doubtful accounts and sales returns reserve	70	10
Change in carrying value of preferred stock liability	—	(2)
Change in fair value of contingent consideration	301	1,214
Facilities exit costs	560	—
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(350)	1,913
Deferred tax asset, current and noncurrent	—	253
Prepaid expenses and other assets	(1,403)	377
Accounts payable	(936)	147
Deferred revenue	3,970	913
Other accrued liabilities and other payables	338	114
Net cash provided by operating activities	6,254	7,227

Cash flows from investing activities:
Purchase of property and equipment	(2,711)	(905)
Business acquisitions	—	(500)
Purchase of short-term investments	(5,509)	(3,663)
Sale of short-term investments	500	1,797
Maturity of short-term investments	7,950	—
Net cash provided by (used in) investing activities	230	(3,271)

Cash flows from financing activities:
Net proceeds from issuance of common stock	64,208	—
Acquisition of common stock	—	(2,088)
Proceeds from exercise of common stock options	326	816
Payment of accrued dividends on Series B mandatorily redeemable convertible preferred stock	(29,586)	—
Net cash provided by (used in) financing activities	34,948	(1,272)

Net increase in cash and cash equivalents	41,432	2,684
Cash and cash equivalents at beginning of period	35,987	60,895
Cash and cash equivalents at end of period	$77,419	$63,579

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